AGNICO-EAGLE MINES LIMITED

ACCEPTANCE FORM

Acceptance period: August 8 — September 9, 2005

Offer to the shareholders in Riddarhyttan Resources AB (publ) ("Riddarhyttan")

To be delivered or forwarded to:

SEB
Issues & Part-ownership Programmes, R B6, SE-106 40 Stockholm, Sweden or branch offices of SEB

Transfer of shares ("Riddarhyttan Shares") of Riddarhyttan in exchange for common shares (the "Agnico-Eagle Shares") of Agnico-Eagle Mines Limited ("Agnico-Eagle") in accordance with Agnico-Eagle's offer document (the "Offer Document") dated    •    , 2005. Riddarhyttan shareholders should carefully review all information in the Offer Document. No commission will be charged.

This Acceptance Form must be received by SEB Issues & Part-ownership Programmes no later than 4:00 p.m. CET (10:00 a.m. EDT) on September 9, 2005, unless the Offer is extended. This Acceptance Form can also be delivered to other Swedish banks or brokerage firms for forwarding to SEB. Acceptance Forms must in such case be delivered or mailed well in advance of the final acceptance date in order to be received by SEB Issues & Part-ownership Programmes not later than 4:00 p.m. CET (10:00 a.m. EDT) on September 9, 2005, unless the Offer is extended.

	VP-account on which the Riddarhyttan Shares are registered	Number of Riddarhyttan Shares

Number of Riddarhyttan Shares you hold as of August 3, 2005

Number of shares

For which you are entitled to receive		Agnico Eagle Shares

BY COMPLETING THE INFORMATION BELOW, YOU HEREBY INSTRUCT AGNICO-EAGLE IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH IN THE OFFER DOCUMENT AND AS INDICATED BELOW:

You instruct Agnico-Eagle to exchange Riddarhyttan Shares held by you for Agnico-Eagle Shares on the basis of 0.1137 Agnico-Eagle Shares for each Riddarhyttan Share.

State the number of Riddarhyttan Shares which are transferred to Agnico-Eagle:

Name of the bank or nominee to which the Agnico-Eagle Shares should be delivered must be stated as the Agnico-Eagle Shares are not registered with the Swedish VPC-system. Consequently, if you do not have a nominee account you will have to open such an account:
Deposit number (mandatory):

By signing this Acceptance Form, I/we hereby accept Agnico-Eagle's offer in accordance with the terms and conditions set out in the Offer Document and instruct SEB and Agnico-Eagle to transfer my/our Riddarhyttan Shares against Agnico-Eagle Shares in accordance with the terms and conditions in the Offer Document. I/we also instruct SEB to on my/our behalf sell the fractions of Agnico-Eagle Shares I/we receive in the Offer.

By signing this Acceptance Form, I/we certify that I/we have not sent the Acceptance Form from any country where participation requires further prospectuses, filings or registrations in addition to those required under Swedish and U.S. law and that I/we do not act on behalf of a person in such country.

NOTICE TO RIDDARHYTTAN SHAREHOLDERS RESIDENT IN THE UNITED KINGDOM:

By signing this form, the undersigned represents and warrants that the undersigned is a "qualified investor" (as defined in sub-section 86(7) of the Financial Services and Markets Act 2000, as amended by The Prospectus Regulations 2005).

If the Riddarhyttan Shares are pledged, the Acceptance Form must also be completed and signed by the pledgee. Incomplete or incorrectly completed Acceptance Forms may be disregarded.

Information pertaining to the holder: Address for contract note will be obtained from VPC		Information pertaining to the pledgee: (to be completed if the Riddarhyttan Shares are pledged)

Personal number / Organisation number	Daytime phone	Personal number / Organisation number	Daytime phone

Name / Company name		Name / Company name

Mailing address (street, box, etc.)		Mailing address (street, box, etc.)

Postal code	City / town	Postal code	City / town

Place	Date	Place	Date

The registered shareholder's signature (if applicable the nominee / trustee)		Signature of pledgee